UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2013

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-187402	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 8, 2013, IntercontinentalExchange Group, Inc. (“ICE Group”) completed the public offering and issuance of $600,000,000 aggregate principal amount of its 2.50% Senior Notes due 2018 (the “2018 Notes”) and $800,000,000 aggregate principal amount of its 4.00% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by IntercontinentalExchange, Inc. (“ICE”) and Baseball Merger Sub, LLC (“Baseball Merger Sub”), a wholly-owned subsidiary of ICE Group into which NYSE Euronext will merge as part of ICE’s previously announced acquisition of NYSE Euronext (the “NYX Acquisition”). Each of the guarantees will be released when the relevant guarantor is no longer an obligor under ICE’s existing $2.6 billion senior unsecured credit facilities (the “Credit Facilities”).

The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated October 1, 2013, among ICE Group, ICE, Baseball Merger Sub, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The Notes were offered and sold pursuant to ICE Group’s automatic shelf registration statement on Form S-3 (File No. 333-191062) and the prospectus included therein, filed with the Securities and Exchange Commission on September 9, 2013 and supplemented by the prospectus supplement dated October 1, 2013. The Notes were issued under the Indenture, dated as of October 8, 2013 (the “Base Indenture”), among ICE Group, ICE, Baseball Merger Sub and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of October 8, 2013 (the “Supplemental Indenture”).

ICE Group received approximately $1.38 billion in net proceeds, after underwriting discounts and commission and before offering expenses from the sale of the Notes. ICE Group intends to use the net proceeds from the offering to finance, together with cash on hand and approximately $400.0 million of borrowings under the Credit Facilities, the cash portion of the purchase price of the NYX Acquisition. The proceeds from the offering, together with cash in an amount sufficient to redeem the Notes and pay accrued and unpaid interest on the Notes, have been deposited into an escrow account established pursuant to the Escrow and Security Agreement, dated as of October 8, 2013 (the “Escrow Agreement”), among ICE Group, the Trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Funds held in escrow will be released upon the certification by ICE Group as to the consummation of the NYX Acquisition and the satisfaction of certain other conditions. If all conditions to the release of the funds held in escrow have not been satisfied on or prior to March 31, 2014, or if ICE Group notifies the Escrow Agent in writing that ICE Group will not pursue the consummation of the NYX Acquisition, or that the merger agreement with respect to the NYX Acquisition has been amended, modified or waived, or any consent granted with respect thereto, in a manner that would be materially adverse to the holders of the Notes (as reasonably determined by ICE Group), ICE Group will be obligated to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.

The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture (including the forms of the Notes and the guarantees by ICE and Baseball Merger Sub included therein) and the Escrow Agreement, which are filed or incorporated by reference as Exhibits 1.1, 4.1, 4.2 and 99.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of October 1, 2013 among IntercontinentalExchange Group, Inc., IntercontinentalExchange, Inc., Baseball Merger Sub, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Indenture dated as of October 8, 2013 among IntercontinentalExchange Group, Inc., as issuer, IntercontinentalExchange Inc. and Baseball Merger Sub, LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of October 8, 2013 among IntercontinentalExchange Group, Inc., as issuer, IntercontinentalExchange, Inc. and Baseball Merger Sub, LLC, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 2.50% Senior Notes due 2018 (included in Exhibit 4.2).

4.4	Form of 4.00% Senior Notes due 2023 (included in Exhibit 4.2).

4.5	Form of Guarantee of IntercontinentalExchange, Inc. (included in Exhibit 4.2).

4.6	Form of Guarantee of Baseball Merger Sub, LLC (included in Exhibit 4.2).

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Escrow and Security Agreement, dated as of October 8, 2013, among IntercontinentalExchange Group, Inc., Wells Fargo Bank, National Association, as trustee, and Wells Fargo Bank, National Association, as escrow agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

Date: October 8, 2013	By:	/s/ Scott A. Hill
Scott A. Hill
Vice President, Chief Financial Officer

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